Exhibit 99.1
Xos Hits New Milestones in Q2 2025 with Highest Revenue and Deliveries in the Company’s History
Reduced year-over-year operating expenses by $4.7 million and posted lowest operating loss as a public company in the second quarter of 2025

Generated positive net cash provided by operating activities of $4.6 million in the second quarter of 2025

LOS ANGELES, CA – August 13, 2025 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leader in electric commercial vehicles and mobile charging solutions, today announced a breakout quarter by a number of measures. In the second quarter of 2025, Xos delivered record unit volumes, posted its highest revenue to date, turned in the lowest operating loss in the Company’s history since going public, and achieved positive free cash flow for the second time.
Second Quarter 2025 Highlights:
•Delivered 135 units and generated $18.4 million in revenue, compared to 90 units and $15.5 million in the second quarter of 2024, marking the highest quarterly deliveries and revenues in Company history.
•Achieved gross margins of 8.8%, down from 20.6% last quarter, due to product mix and unfavorable inventory adjustments, and down from 13.1% in the second quarter of 2024.
•Reported lowest operating loss since going public at $7.1 million and reduced operating expenses by $4.7 million, a 35% year-over-year decrease, reflecting continued operational discipline and efficiency improvements.
•Achieved net cash provided by operating activities and positive free cash flow of $4.6 million, the highest in the Company’s history.
•Developed a plan to minimize 2025 and beyond tariff-related cost impacts, leveraging its global supplier network to secure critical materials and reduce exposure despite a shifting trade environment.

The first half of 2025 marked a major turning point for Xos, as the Company operated nearly cash flow neutral, powered by disciplined execution, a nimble supply chain, and scalable delivery infrastructure. Xos’s fleet-first growth strategy continues to outperform in a volatile industry. UPS accounted for a substantial portion of Q2 deliveries, while deployments to FedEx ISPs and other large fleet operators expanded steadily. In a market where many startups are collapsing, Xos is not only delivering real vehicles to real customers, it’s getting paid. At the same time, Xos is building diversified revenue streams beyond vehicle sales. Our powertrain systems and mobile charging Hubs are gaining meaningful traction, giving fleets a vertically integrated solution for electrification. These segments have the potential for further growth in the second half of the year, reinforcing Xos’s evolution from a truck manufacturer to a complete electrification platform.

“This is what disciplined execution looks like,” said Dakota Semler, CEO of Xos. “We delivered more vehicles, more revenue, and more free cash flow than ever before, while cutting costs and strengthening our partnerships with some of the most respected fleets in the world. Q2 2025 is the clearest sign yet that Xos is not only surviving the headwinds facing the EV industry, we’re positioned to lead through them.”
Second Quarter 2025 Financial Highlights

(in millions)	30 Jun 2025	31 Mar 2025	31 Dec 2024
Cash and cash equivalents	$8.8	$4.8	$11.0
Inventories	$31.0	$38.0	$36.6

	Three Months Ended
(in millions)	30 Jun 2025	31 Mar 2025	30 Jun 2024
Revenues	$18.4	$5.9	$15.5
Gross profit	$1.6	$1.2	$2.0
Non-GAAP gross profit (1)	$0.3	$0.9	$2.0
Loss from operations	$(7.1)	$(9.3)	$(11.4)
Net loss	$(7.5)	$(10.2)	$(9.7)
Non-GAAP operating loss(1)	$(6.9)	$(8.1)	$(9.7)
____________________________
(1) For further information about how we calculate Non-GAAP financial measures, such as Non-GAAP gross profit, Non-GAAP operating loss, and free cash flow, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.
2025 Outlook:
Xos is maintaining its revenue and Unit Delivery outlook for 2025. Xos is revising its outlook for 2025 Non-GAAP operating loss due to changes in the expected product mix for the second half of the year and increased expected costs due to tariffs on parts and commodities as follows:

Revenue	$50.2 to $65.8 million
Non-GAAP operating loss (1)(2)	$26.9 to $24.4 million
Unit Deliveries (3)	320 to 420 units
____________________________
(1) Previously $17.2 to $14.0 million.
(2) This press release does not provide a forward-looking reconciliation from Non-GAAP operating loss to net loss, the most directly comparable GAAP measure, due to the uncertainty and the potential variability of inputs of the financial information. For the same reason, we are unable to address the probable significance of the unavailable information.

(3) Unit deliveries forecast includes stepvans, stripped chassis and our powertrain and Xos Hub products.
“This quarter marks a significant milestone in our journey - delivering record revenue, record unit deliveries, record free cash flow, and our lowest operating loss since going public,” said Liana Pogosyan, Chief Financial Officer of Xos. “We continued to achieve positive gross margins and delivered positive cash flow from operating activities for the quarter, reinforcing our confidence that we’re building a solid foundation for sustained growth and profitability. Despite ongoing tariff and cost pressures, we remain proactive in managing these challenges while positioning Xos for continued growth through the rest of 2025 and beyond.”
The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in our “Cautionary Statement Regarding Forward-Looking Statements” disclaimer. Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
Conference Call and Webcast Details
Date / Time:        Wednesday, August 13, 2025, at 4:30 p.m. ET / 1:30 p.m. PT
Webcast:    https://viavid.webcasts.com/starthere.jsp?ei=1728046&tp_key=89d39ba62c
U.S. Toll-Free Dial In:    1-833-816-1411
International Dial In:    1-412-317-0507
To access the call by phone, please dial in to one of the above numbers approximately ten minutes before the start of the call. Alternatively, guests may be connected to the call through ViaVid's Call me™ feature by navigating to:
https://callme.viavid.com/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9JmluZm89Y29tcGFueSZyPXRydWUmYj0xNg==
and using the Passcode 8989837.
For those unable to participate in the live call, an audio replay will be available following the call through midnight Wednesday, August 13, 2025. To access the replay, please call 1-844-512-2921 or 1-412-317-6671 (International) and enter access code 10201612. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.
About Xos, Inc.
Xos is a leading technology company, electric truck manufacturer, and fleet services provider for battery-electric fleets. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos's unaudited condensed consolidated interim financial results. Xos's non-GAAP financial measures include operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit, which are defined below.

“Operating cash flow less CapEx (Free Cash Flow)” is defined as net cash provided by (used in) operating activities minus purchases of property and equipment.

“Non-GAAP operating loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs and physical inventory and other adjustments.

“Non-GAAP gross profit” is defined as gross profit (loss) minus inventory write-downs and physical inventory and other adjustments.

Xos believes that the use of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit reflects additional means for management and investors to use when evaluating Xos's ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos's future results will be unaffected by unusual or non-recurring items. It is important to note Xos's computation of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos's operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information; expectations and timing related to product deliveries and customer demand; sufficiency of existing cash reserves; customer acquisition and order metrics; ability to access additional capital and Xos’s long-term strategy and future growth. These forward-looking statements may be identified by the words “anticipate,” “believe,” “continue,” “likely,” “plan,” “possible,” “project,” “potential,” “predict,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “may,” “might,” “could,” “should,” “will,” “would,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’s liquidity and access to capital when needed, including its ability to service its indebtedness; (ii) Xos’s ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos's vehicle chassis and battery system; (iv) Xos's ability to meet production milestones and fulfill backlog orders; (v) changes in the industries in which Xos operates; (vi) variations in operating performance across competitors; (vii) changes in laws and regulations affecting Xos's business, including changes to tax incentive policies; (viii) Xos's ability to implement its business plan or meet or exceed its financial projections; (ix) Xos's limited operating history; (x) Xos's ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages; (xi) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry; (xii) macroeconomic and political conditions; and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025 and Xos's other filings with the SEC, copies of which may be obtained by visiting Xos's Investors Relations website at https://www.xostrucks.com/sec-filings or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except par value)	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$8,785	$10,996
Accounts receivable, net	18,089	26,870
Inventories	31,012	36,567
Prepaid expenses and other current assets	8,748	7,868
Total current assets	66,634	82,301
Property and equipment, net	4,912	6,111
Operating lease right-of-use assets, net	2,375	3,193
Other non-current assets	6,428	6,728
Total assets	$80,349	$98,333

Liabilities and Stockholders’ Equity
Accounts payable	$4,932	$8,931
Convertible debt, current	4,494	19,970
Other current liabilities	20,642	17,768
Total current liabilities	30,068	46,669
Common stock warrant liability	181	121
Other non-current liabilities	16,272	17,933
Convertible debt, non-current	15,500	—
Total liabilities	62,021	64,723

Stockholders’ Equity
Common Stock $0.0001 par value per share, authorized 1,000,000 shares, 8,393 and 8,046 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1	1
Preferred Stock $0.0001 par value per share, authorized 10,000 shares, 0 shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	239,438	237,029
Accumulated deficit	(221,111)	(203,420)
Total stockholders’ equity	18,328	33,610
Total liabilities and stockholders’ equity	$80,349	$98,333

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues	$18,393	$15,535	$24,272	$28,697
Cost of goods sold	16,774	13,505	21,442	23,879
Gross profit	1,619	2,030	2,830	4,818

Operating expenses
General and administrative	5,906	9,176	13,802	18,135
Research and development	2,087	2,998	4,017	6,072
Sales and marketing	707	1,224	1,361	2,222
Total operating expenses	8,700	13,398	19,180	26,429

Loss from operations	(7,081)	(11,368)	(16,350)	(21,611)

Other income (expense), net	(405)	1,545	(1,256)	961
Change in fair value of derivative instruments	(6)	128	(60)	(40)
Change in fair value of earn-out shares liability	—	36	—	33
Loss before provision for income taxes	(7,492)	(9,659)	(17,666)	(20,657)
Provision for income taxes	13	4	25	9
Net loss	$(7,505)	$(9,663)	$(17,691)	$(20,666)

Net and comprehensive loss	$(7,505)	$(9,663)	$(17,691)	$(20,666)

Net loss per share
Basic	$(0.91)	$(1.23)	$(2.16)	$(2.96)
Diluted	$(0.91)	$(1.23)	$(2.16)	$(2.96)
Weighted average shares outstanding
Basic	8,287	7,864	8,182	6,986
Diluted	8,287	7,864	8,182	6,986

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Profit:
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
(in thousands)	2025	2024	2025	2024	2025
Net cash provided by (used in) operating activities	$4,645	$(25,987)	$(111)	$(40,576)	$(4,756)
Purchase of property and equipment	—	(126)	—	(156)	—
Free-Cash Flow	$4,645	$(26,113)	$(111)	$(40,732)	$(4,756)
Non-GAAP Operating Loss:

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
(in thousands)	2025	2024	2025	2024	2025
Loss from operations	$(7,081)	$(11,368)	$(16,350)	$(21,611)	$(9,269)
Stock-based compensation	1,574	1,634	3,097	3,640	1,523
Inventory reserves	(1,689)	(433)	(2,206)	(1,236)	(517)
Physical inventory and other adjustments	336	430	523	132	187
Non-GAAP Operating Loss	$(6,860)	$(9,737)	$(14,936)	$(19,075)	$(8,076)

Non-GAAP Gross Profit:

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
(in thousands)	2025	2024	2025	2024	2025
Gross profit	$1,619	$2,030	$2,830	$4,818	$1,211
Inventory reserves	(1,689)	(433)	(2,206)	(1,236)	(517)
Physical inventory and other adjustments	336	430	523	132	187
Non-GAAP Gross Profit	$266	$2,027	$1,147	$3,714	$881